INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of
        the Memorial Funds:

We consent to the use of our report dated February 21, 2003 on the financial statements of Government Bond, Growth Equity and Value Equity portfolios of the Memorial Funds incorporated by reference herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Auditors" in the Statement of Additional Information in the Registration Statement.

                                /s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2003


Memorial Funds Form N-1A - Exhibit (j)                                    Page 1
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